Exhibit 99.1

ATEC Reports First Quarter 2024 Financial Results

And Raises Full-Year Guidance

Total revenue grew 27% to $138 million, with 30% growth in surgical revenue

Adjusted EBITDA margin expanded 450 basis points

Full-year revenue and adjusted EBITDA guidance increased to $601 million and $23 million, respectively

CARLSBAD, Calif., May 7, 2024 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2024, and recent corporate highlights.

First Quarter 2024 Financial Results

Quarter Ended March 31, 2024
Total revenue	$138 million
GAAP gross margin	70%
Non-GAAP gross margin	71%
GAAP operating expenses	$141 million
Non-GAAP operating expenses	$115 million
GAAP net loss	($48) million
Adjusted EBITDA	($3) million
Adjusted EBITDA margin	(2%)
Ending cash balance	$144 million

First Quarter Highlights

•
Surgical revenue grew 30% with a 23% increase in surgical volume and 6% increase in average revenue per procedure;
•
Hosted 150 surgeon training engagements, fueling 21% growth in surgeon adoption and increasing utilization;
•
Continued to elevate U.S. footprint with expansion in several major markets and 28% growth in established territories;
•
Deployed approximately $60 million of revenue-generating assets to capitalize on market opportunity.

“The time to be spine’s most innovative pure play could not be better,” said Pat Miles, Chairman and Chief Executive Officer. “By applying unrivaled spine knowhow to meaningfully advance spine care with innovation, we have a clear line of sight to $1 billion in revenue and beyond. The purposeful foundation that we have established gives us great confidence to deliver profitable and self-funded future growth.”

Financial Outlook for the Full-Year 2024

For the fiscal year ended December 31, 2024, the Company now expects total revenue to grow 25% to $601 million compared to the previous expectation of $595 million. This includes surgical revenue of $536 million and EOS revenue of $65 million. The Company now expects non-GAAP adjusted EBITDA of approximately $23 million compared to the previous expectation of $22 million.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine™ is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; and the Company's ability to compel surgeon adoption and transform the sales channel. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable Third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Non-GAAP Definitions

Amortization of intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions.

Litigation-related expenses: We are involved in various litigation matters that from time-to-time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities Exchange Commission.

Other non-recurring expenses: These expenses represent non-recurring expenses that we consider to be one-time in nature.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value asset step-ups associated with tangible assets acquired from business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to achieve synergies associated with an acquisition, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: These expenses represent one-time costs associated with business combinations and asset acquisitions. These items may include but are not limited to consulting and legal fees, contract termination costs and other related deal costs.

Adjusted EBITDA: Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)
Revenue from products and services	$138,477	$109,110
Cost of sales	41,126	38,685
Gross profit	97,351	70,425
Operating expenses:
Research and development	18,012	13,260
Sales, general and administrative	113,727	91,262
Litigation-related expenses	4,428	3,192
Amortization of acquired intangible assets	3,854	2,883
Transaction-related expenses	(117)	—
Restructuring expenses	788	175
Total operating expenses	140,692	110,772
Operating loss	(43,341)	(40,347)
Other expense, net:
Interest expense, net	(5,341)	(3,874)
Other income, net	118	706
Total other expense, net	(5,223)	(3,168)
Net loss before taxes	(48,564)	(43,515)
Income tax (provision) benefit	(69)	14
Net loss	$(48,495)	$(43,529)
Net loss per share, basic and diluted	$(0.34)	$(0.40)
Weighted average shares outstanding, basic and diluted	140,980	109,751
Stock-based compensation included in:
Cost of sales	$483	$6,006
Research and development	4,315	1,317
Sales, general and administrative	12,524	9,139
	$17,322	$16,462

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$144,085	$220,970
Accounts receivable, net	88,648	72,613
Inventories	152,981	136,842
Prepaid expenses and other current assets	19,578	20,666
Total current assets	405,292	451,091
Property and equipment, net	171,128	149,835
Right-of-use assets	23,631	26,410
Goodwill	72,249	73,003
Intangible assets, net	99,814	102,451
Other assets	2,467	2,418
Total assets	$774,581	$805,208

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,358	$48,985
Accrued expenses and other current liabilities	87,509	87,712
Contract liabilities	13,632	13,910
Short-term debt	2,548	1,808
Current portion of operating lease liabilities	5,239	5,159
Total current liabilities	169,286	157,574
Total long-term liabilities	544,140	545,915
Redeemable preferred stock	23,603	23,603
Stockholders' equity	37,552	78,116
Total liabilities and stockholders' equity	$774,581	$805,208

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

		Three Months Ended
		March 31,
		2024	2023
	(unaudited)
	Gross profit, GAAP	$97,351	$70,425
	Add: amortization of intangible assets	307	220
	Add: stock-based compensation	483	6,006
	Add: purchase accounting adjustments on acquisitions	—	195
	Non-GAAP gross profit	$98,141	$76,846
	Gross margin, GAAP	70.3%	64.5%
	Add: amortization of intangible assets	0.2%	0.2%
	Add: stock-based compensation	0.3%	5.5%
	Add: purchase accounting adjustments on acquisitions	0.0%	0.2%
	Non-GAAP gross margin	70.9%	70.4%

		Three Months Ended
		March 31,
		2024	2023
	(unaudited)
	Operating expenses, GAAP	$140,692	$110,772
	Adjustments:
	Stock-based compensation	(16,839)	(10,456)
	Litigation-related expenses	(4,428)	(3,192)
	Amortization of intangible assets	(3,854)	(2,883)
	Transaction-related expenses	117	—
	Restructuring expenses	(788)	(175)
	Other non-recurring expenses[1]	—	(1,349)
	Non-GAAP operating expenses	$114,900	$92,717

		Three Months Ended
		March 31,
		2024	2023
	(unaudited)
	Net loss, GAAP	$(48,495)	$(43,529)
	Interest expense, net	5,223	3,168
	Income tax benefit	(69)	14
	Depreciation	13,724	8,589
	Amortization of intangible assets	4,161	3,103
	EBITDA	(25,456)	(28,655)
	Add back significant items:
	Stock-based compensation	17,322	16,462
	Purchase accounting adjustments on acquisitions	—	195
	Litigation-related expenses	4,428	3,192
	Transaction-related expenses	(117)	—
	Restructuring expenses	788	175
	Other non-recurring expenses[1]	—	1,349
	Adjusted EBITDA	$(3,035)	$(7,282)

	Adjusted EBITDA margin	(2.2%)	(6.7%)
	Adjusted EBITDA margin expansion	450 bps

[1]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy